Exhibit 99.12

CONSENT OF PROSPECTIVE OFFICER

I, J.R. Hartley, hereby consent to be named as a prospective officer of SAIC, Inc. in the Registration Statement on Form S-4 of SAIC, Inc., dated September 1, 2005, and any amendments thereto.

/S/ J.R. HARTLEY
J.R. Hartley

Dated: September 1, 2005